Exhibit 99.1

SIDUS SPACE REPORTS SECOND QUARTER 2026 FINANCIAL RESULTS

Strengthens Balance Sheet, Completes Launch Qualification Milestone, and Advances Transition to Commercialization

Cape Canaveral, FL – August 14, 2026 – Sidus Space, Inc. (NASDAQ: SIDU), (the “Company” or “Sidus”), an innovative space and defense technology company, today announced its financial results for the second quarter ended June 30, 2026, and provided a business update highlighting a strengthened capital position, completion of a key launch qualification milestone, and continued advancement of its proprietary technology portfolio.

The Company will host a conference call and webcast today, Friday, August 14, at 5:00 p.m. Eastern Time.

“The second quarter materially strengthened our foundation,” said Carol Craig, Founder, Chief Executive Officer and Chairman of Sidus Space. “We raised capital on terms that provide the runway to execute without compromise, and we advanced our LizzieSat offerings with the addition of Fortis VPX Maxima, our proprietary digital mission computing platform. Its multi-domain, software-defined architecture gives customers a single computing backbone that carries across space, air, land, and sea. Additionally, we believe inclusion in the Russell 2000, Russell 3000, and Russell Microcap Indexes will broaden our institutional visibility. Our focus for the balance of the year is converting this technical and financial foundation into recurring commercial and government revenue.”

Operational Highlights for the Quarter Ending June 30, 2026:

●	Successfully completed vibration testing on the Company’s next LizzieSat spacecraft at Element U.S. Space & Defense’s Orlando, Florida facility, a key environmental qualification milestone

●	Integrated the Company’s proprietary Fortis VPX digital mission computing platform onto the next LizzieSat spacecraft. Fortis VPX – Maxima pairs a quad-core ARM processor and reconfigurable FPGA with an integrated NVIDIA edge AI/ML engine and an assured positioning, navigation, and timing (A-PNT) suite, enabling on-board AI inference and autonomous decision making at the sensor rather than in ground processing

●	Closed a best-efforts registered direct offering on May 29, 2026 of 19,685,039 shares of Class A common stock (or pre-funded warrants in lieu thereof) at $5.08 per share, generating gross proceeds of approximately $100 million before placement agent fees and offering expenses

●	Announced expected inclusion in the Russell 2000, Russell 3000 and Russell Microcap Indexes in connection with the FTSE Russell annual reconstitution, effective after market close on June 26, 2026, expanding institutional visibility

Subsequent Operational Highlights:

●	Issued a Letter to Shareholders on July 21, 2026 from Founder, Chief Executive Officer and Chairman Carol Craig, detailing the Company’s transition from technology development to commercialization, its strengthened balance sheet and capital strategy, and its expanding pipeline across defense, intelligence, and commercial markets

●	Appointed Alan Khalili as Chief Financial Officer effective July 27, 2026

Financial Highlights for the Second Quarter Ending June 30, 2026:

●	Revenue: $583,000, a decrease of 54% compared to $1.3 million in Q2 2025, driven by the timing of fixed-price milestone contracts

●	Cost of Revenue: $1.2 million, a 47% decrease compared to $2.3 million in Q2 2025, reflecting lower contract activity and lower satellite and software depreciation

●	Gross Profit (Loss): Gross loss of $630,000, a 39% improvement from a gross loss of $1.0 million in Q2 2025

●	Selling, General and Administrative Expenses (SG&A) Expenses: $5.1 million, a 19% increase compared to $4.3 million in Q2 2025

●	Adjusted EBITDA (Non-GAAP): Loss of $5.1 million, as compared to a $3.9 million loss in Q2 2025

●	Net Loss: $4.8 million, an improvement of $844,000, or 15%, as compared to Q2 2025

●	Cash Position: $166.5 million as of June 30, 2026, with no outstanding term debt

Conference Call and Webcast

Event: Sidus Space Second Quarter Financial Results Conference Call

Date: Friday, August 14, 2026

Time: 5:00 p.m. Eastern Time

Live Call: + 1-866-652-5200 (U.S. Toll-Free) or +1-412-317-6060 (International)

Webcast: https://app.webinar.net/0YRGlyAlgMb

For interested individuals unable to join the conference call, a dial-in replay of the call will be available until Friday, August 21, 2026, at 11:59 P.M. ET and can be accessed by dialing +1-855-669-9658 (U.S. Toll-Free) or +1-412-317-0088 (International) and entering replay pin number: 7822886.

An online archive of the webcast will be available for one year following the event at https://investors.sidusspace.com/.

About Sidus Space

Sidus Space®, Inc. (NASDAQ: SIDU) is an innovative space and defense technology company offering flexible, cost-effective solutions, including satellite manufacturing and technology integration, AI-driven space-based data solutions, mission planning and management operations, AI/ML products and services, and space and defense hardware manufacturing. With its mission of Space Access Reimagined®, Sidus Space is committed to rapid innovation, adaptable and cost-effective solutions, and the optimization of space system and data collection performance. With demonstrated space heritage, including manufacturing and operating its own satellite and sensor system, LizzieSat®, Sidus Space serves government, defense, intelligence, and commercial companies around the globe. Strategically headquartered on Florida’s Space Coast, Sidus Space operates a 35,000-square-foot space manufacturing, assembly, integration, and testing facility and provides easy access to nearby launch facilities. For more information, visit: https://www.sidusspace.com

Forward-Looking Statements

Statements in this press release about future expectations, plans and prospects, as well as any other statements regarding matters that are not historical facts, may constitute ‘forward-looking statements’ within the meaning of The Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements relating to the expected trading commencement and closing dates. The words ‘anticipate,’ ‘believe,’ ‘continue,’ ‘could,’ ‘estimate,’ ‘expect,’ ‘intend,’ ‘may,’ ‘plan,’ ‘potential,’ ‘predict,’ ‘project,’ ‘should,’ ‘target,’ ‘will,’ ‘would’ and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: the uncertainties related to market conditions and other factors described more fully in the section entitled ‘Risk Factors’ in Sidus Space’s Annual Report on Form 10-K for the year ended December 31, 2025, and other periodic reports filed with the Securities and Exchange Commission. Any forward-looking statements contained in this press release speak only as of the date hereof, and Sidus Space, Inc. specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

Non-GAAP Measures

To provide investors with additional information in connection with our results as determined in accordance with GAAP, we use non-GAAP measures of adjusted EBITDA. We use adjusted EBITDA in order to evaluate our operating performance and make strategic decisions regarding future direction of the company since it provides a meaningful comparison to our peers using similar measures. We define adjusted EBITDA as net income (as determined by U.S. GAAP) adjusted for interest expense, depreciation and amortization expense, capital raise expense, severance costs, equity-based compensation and impairment loss. These non-GAAP measures may be different from non-GAAP measures made by other companies since not all companies will use the same measures. Therefore, these non-GAAP measures should not be considered in isolation or as a substitute for relevant U.S. GAAP measures and should be read in conjunction with information presented on a U.S. GAAP basis.

The following table reconciles adjusted EBITDA to net loss (the most comparable GAAP measure) for the three months ended June 30, 2026 and 2025:

	Three Months Ended
	June 30,
	2026	2025	Change	%
Net Income / (Loss)	$(4,781,269)	$(5,625,070)	$843,801	15%
Interest Income/Expense (i)	(910,978)	334,659	(1,245,637)	(372)%
Depreciation and Amortization (ii)	607,956	1,132,296	(524,340)	(46)%
Capital Raise expense (iii)	-	-	-	-
Severance Costs	26,505	27,320	(815)	(3)%
Equity based compensation (iv)	(17,882)	184,448	(202,330)	(110)%
Total Non-GAAP Adjustments	(294,399)	1,678,723	(1,973,122)	(118)%
Adjusted EBITDA	(5,075,668)	(3,946,347)	(1,129,321)	(29)%

(i)	Sidus Space earned net interest income following the repayment of the asset-based loan in January 2026 and increased interest income from higher cash balances resulting from the April 2026 and May 2026 offerings.
(ii)	Sidus Space incurred lower depreciation expense following the satellite impairment write-off in Q4 2025.
(iii)	Sidus Space did not incur internal fundraising expense related to capital raises. Costs directly attributable to the April 2026 and May 2026 registered direct offerings, including the fair value of underwriter warrants issued, were recorded as a reduction of additional paid-in capital rather than as expense.
(iv)	Sidus Space issued stock-based compensation for employee and Board services rendered. The three-month amount reflects a net reversal resulting from forfeitures of previously granted stock options.

SIDUS SPACE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	June 30,	December 31,
	2026	2025

Assets
Current assets
Cash	$166,520,694	$43,175,996
Accounts receivable	315,123	272,831
Accounts receivable - related parties	1,202,495	1,727,939
Contract asset	55,606	322,773
Contract asset - related party	441,222	209,673
Prepaid and other current assets	4,281,057	4,979,378
Total current assets	172,816,197	50,688,590

Property and equipment, net	20,299,272	14,184,379
Operating lease right-of-use assets	1,128,354	702,856
Intangible asset	398,135	398,135
Other assets	156,757	116,751
Total Assets	$194,798,715	$66,090,711

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable and other current liabilities	$4,256,318	$5,472,464
Accounts payable and accrued interest - related party	123,598	876,007
Contract liability	181,299	186,537
Contract liability - related party	247,114	-
Asset-based loan liability	-	8,212,186
Operating lease liability	382,131	273,545
Total current liabilities	5,190,460	15,020,739

Operating lease liability - non-current	766,908	434,695
Total Liabilities	5,957,368	15,455,434

Commitments and contingencies	-	-

Stockholders’ Equity
Preferred Stock: 5,000,000 shares authorized; $0.0001 par value; no shares issued and outstanding
Series A convertible preferred stock: 2,000 shares authorized; 0 shares issued and outstanding	-	-
Common stock: 210,000,000 authorized; $0.0001 par value
Class A common stock: 200,000,000 shares authorized; 101,106,203 and 65,324,055 shares issued and outstanding, respectively	10,111	6,532
Class B common stock: 10,000,000 shares authorized; 100,000 shares issued and outstanding	10	10
Additional paid-in capital	288,651,630	140,456,263
Accumulated deficit	(99,820,404)	(89,827,528)
Total Stockholders’ Equity	188,841,347	50,635,277
Total Liabilities and Stockholders’ Equity	$194,798,715	$66,090,711

SIDUS SPACE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025

Revenue	$531,185	$691,070	$781,340	$851,774
Revenue - related parties	51,911	569,953	161,128	647,743
Total - revenue	583,096	1,261,023	942,468	1,499,517
Cost of revenue	1,212,819	2,288,165	2,622,264	4,155,137
Gross profit (loss)	(629,723)	(1,027,142)	(1,679,796)	(2,655,620)

Operating expenses
Selling, general and administrative	5,062,524	4,263,269	9,482,161	8,707,711
Total operating expenses	5,062,524	4,263,269	9,482,161	8,707,711

Net loss from operations	(5,692,247)	(5,290,411)	(11,161,957)	(11,363,331)

Other income (expense)
Other income	300	-	82,146	100,000
Interest expense	(879)	(2,546)	(1,758)	(77,953)
Interest income	911,557	27,979	1,107,170	94,324
Asset-based loan expense	-	(360,092)	(18,477)	(792,737)
Total other income (expense)	910,978	(334,659)	1,169,081	(676,366)

Loss before income taxes	(4,781,269)	(5,625,070)	(9,992,876)	(12,039,697)
Provision for income taxes	-	-	-	-
Net loss	(4,781,269)	(5,625,070)	(9,992,876)	(12,039,697)

Basic and diluted loss per common share	$(0.06)	$(0.31)	$(0.13)	$(0.66)
Basic and diluted weighted average number of common shares outstanding	85,267,410	18,320,025	75,947,534	18,274,485

SIDUS SPACE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Six Months Ended
	June 30,
	2026	2025

Cash Flows From Operating Activities:
Net loss	$(9,992,876)	$(12,039,697)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock based compensation	197,245	436,692
Depreciation and amortization	1,219,562	2,066,969
Changes in operating assets and liabilities:
Accounts receivable	(42,292)	(45,671)
Accounts receivable - related party	525,444	(396,230)
Inventory	-	(114,351)
Contract asset	267,167	353,882
Contract asset - related party	(231,549)	(60,060)
Prepaid expenses and other assets	658,315	(729,556)
Accounts payable and accrued liabilities	(1,216,146)	2,537,168
Accounts payable and accrued liabilities - related party	(752,409)	100,857
Contract liability	(5,238)	(16,192)
Contract liability - related party	247,114	60,060
Changes in operating lease assets and liabilities	15,301	770
Net Cash used in Operating Activities	(9,110,362)	(7,845,359)

Cash Flows From Investing Activities:
Purchases for fixed assets and satellite construction	(7,334,455)	(4,354,130)
Net Cash used in Investing Activities	(7,334,455)	(4,354,130)

Cash Flows From Financing Activities:
Proceeds from issuance of common stock units	146,215,182	-
Proceeds from exercise of warrants	1,786,519	2,381,247
Proceeds from asset-based loan agreement	-	4,413,239
Repayment of asset-based loan agreement	(8,212,186)	(3,604,116)
Repayment of notes payable	-	(3,059,767)
Net Cash provided by Financing Activities	139,789,515	130,603

Net change in cash	123,344,698	(12,068,886)
Cash, beginning of period	43,175,996	15,703,579
Cash, end of period	$166,520,694	$3,634,693

Supplemental cash flow information
Cash paid for interest	$20,235	$630,874
Cash paid for taxes	$-	$-

Non-cash Investing and Financing transactions:
Class A common stock issued for cashless exercise of warrants	$33	$-
Conversion of interest and fees of asset based loan	$-	$169,870
Recognition of right-of-use asset and lease liability	$578,769	$856,787

Contacts:

Investor Relations

investor-relations@sidusspace.com

Media Inquiries

press@sidusspace.com